Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

18-17

Contacts:	Derrick Jensen, CFO	Media - Lynn Hancock
	Kip Rupp, CFA - Investors	Ward
	Quanta Services, Inc.	713-818-6719
713-629-7600

QUANTA SERVICES REPORTS 2018 THIRD QUARTER RESULTS

GAAP Diluted EPS of $0.81 and Record Adjusted Diluted EPS of $0.88

Record Quarterly Revenues, Operating Income and Backlog

Raises Full-Year Revenues & Midpoints of Net Income and Adjusted EBITDA Expectations

Reaffirms Full-Year Adjusted EPS Expectations

Year-to-Date Stock Repurchases of $303.9 Million

HOUSTON – November 1, 2018 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three and nine months ended September 30, 2018. Revenues in the third quarter of 2018 were $2.99 billion, compared to revenues of $2.61 billion in the third quarter of 2017, and net income attributable to common stock was $124.6 million, or $0.81 per diluted share, in the third quarter of 2018, compared to net income attributable to common stock of $89.3 million, or $0.56 per diluted share, in the third quarter of 2017. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $0.88 for the third quarter of 2018 compared to $0.63 for the third quarter of 2017.

“Quanta achieved record quarterly revenues, adjusted EBITDA, adjusted earnings per share and backlog during the third quarter. We expect that 2018 will be a record year and believe we will end the year with an incrementally stronger fourth quarter as compared to our prior expectations. We are increasing our revenues and the midpoint of our adjusted EBITDA expectations and maintaining our adjusted earnings per share expectations for 2018. Importantly, strengthening demand across our business solidifies our outlook for earnings growth in 2019,” said Duke Austin, President and Chief Executive Officer of Quanta Services. “We continue to strongly believe in the attractive near and long-term industry drivers of our business, as well as our growth opportunities and competitive position. As a result, we have repurchased more than $300 million of our common stock this year, which we believe demonstrates our continued commitment to enhancing stockholder value.”

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Certain items that impacted the third quarter of 2018 are reflected as adjustments in the calculation of Quanta’s adjusted diluted earnings per share attributable to common stock and are further described in the reconciliation of adjusted diluted earnings per share attributable to common stock to GAAP diluted earnings per share attributable to common stock. Favorably impacting the third quarter 2018 results were net tax benefits of $9.1 million, or $0.06 per diluted share, related to the release of tax contingencies upon expiration of certain statute of limitations periods and an adjustment to provisional amounts Quanta recorded with respect to the impact of the Tax Cuts and Jobs Act of 2017, partially offset by an income tax impact related to entity restructuring and recapitalization efforts. Also favorably impacting the third quarter of 2018 was a decrease in fair value of certain contingent consideration liabilities by $1.4 million ($2.2 million after tax), or $0.01 per diluted share. Partially offsetting these favorable impacts were acquisition and integration costs of $6.9 million ($5.1 million net of tax), or $0.03 per diluted share.

RECENT HIGHLIGHTS

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Selected for PacifiCorp’s Aeolus - Jim Bridger Transmission Project - In October 2018, Quanta was selected by PacifiCorp to provide engineering, procurement and construction solutions for the Aeolus - Jim Bridger Transmission Line Project. This new high-voltage electric transmission project consists of approximately 138 miles of single circuit 500-kilovolt (kV) transmission line and approximately five miles of single circuit 345 kV transmission line that connects three substations in Wyoming. Quanta will include the project in its fourth quarter 2018 remaining performance obligations and backlog and expects to begin engineering and procurement activities for the project by year end, with construction starting in the spring of 2019. Quanta expects to complete the project in late 2020.

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Signed Five-Year Transmission Alliance Agreement - In September 2018, Quanta signed a five-year, sole-source transmission alliance agreement with a municipal utility that provides electricity and water services to customers and communities throughout Texas. Under the alliance agreement, which has a value of up to $400 million, Quanta will provide transmission construction and maintenance services across the customer’s entire portfolio of transmission projects in Texas. Quanta believes its long work history, industry-leading safety performance and quality of service over a twenty-year relationship with the customer contributed to this award. Quanta has included the estimated revenues under this alliance agreement in its third quarter 2018 backlog.

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Industrial Services Operations Awarded Two Large Contracts - During the third quarter of 2018, Quanta was awarded, through its Stronghold operating unit, two large industrial services projects with an aggregate contract value in excess of $100 million. The awards include the largest refinery turnaround project in company history, which is to be completed for a large global energy company, and a facilities services project associated with the storage and transportation of refined products, including civil work, tank construction and mechanical services.

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Selected by TransCanada for North Montney Mainline Project in Canada - In August 2018, Quanta was selected by NOVA Gas Transmission Ltd., a TransCanada company, for spread three of the North Montney Mainline Project. Quanta’s scope of work will be executed utilizing one mainline spread and includes the construction and installation of approximately 39 miles (62 kilometers) of new 42-inch diameter natural gas mainline pipe in Fort St. John, British Columbia. Quanta’s construction began in the third quarter of 2018 and is anticipated to achieve substantial completion in the first half of 2019. This project is reflected in Quanta’s third quarter 2018 remaining performance obligations and backlog.

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Repurchased Stock - During the third quarter of 2018, Quanta repurchased $23.8 million of its outstanding common stock in the open market, acquiring 0.7 million shares, and subsequent to the end of the third quarter, Quanta repurchased an additional $86.3 million of its outstanding common stock in the open market, acquiring 2.7 million shares. With these repurchases, Quanta has acquired a total of 9.0 million shares of its common stock for $303.9 million during 2018 and completed its prior $300 million stock repurchase program.

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Authorized New $500 Million Stock Repurchase Program - In September 2018, Quanta’s board of directors, in support of management’s request, authorized the company to repurchase, from time to time through June 30, 2021, up to $500 million in shares of its outstanding common stock under a new stock repurchase program. As of November 1, 2018, and taking into account the repurchases above, $446.1 million remains available under this stock repurchase program.

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Amended Credit Facility - In October 2018, in order to increase Quanta’s liquidity and financial flexibility with favorable rates and terms, Quanta entered into an amendment to its senior secured credit facility that, among other things, increased its revolving credit facility by $175 million to $1.985 billion and provided for a new $600.0 million term loan facility. Upon closing, Quanta borrowed the full amount of the term loan facility and used the proceeds to repay outstanding borrowings under the revolving credit facility. Both the revolving credit facility and the term loan facility mature on October 31, 2022.

RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

Revenues in the first nine months of 2018 were $8.06 billion, compared to revenues of $6.99 billion in the first nine months of 2017, and net income attributable to common stock was $236.5 million in the first nine months of 2018, or $1.52 per diluted share, compared to net income attributable to common stock of $201.4 million, or $1.28 per diluted share, in the first nine months of 2017. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $1.85 for the first nine months of 2018 compared to $1.52 for the first nine months of 2017.

Quanta completed four acquisitions during the first nine months of 2018 and three acquisitions during the full-year 2017. Therefore, Quanta’s results for the three and nine months ended September 30, 2018 include the results of the acquired businesses from the acquisition dates and are compared to the historical results for the three and nine months ended September 30, 2017. For

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further information on the items that impacted comparability in 2018 and 2017, see the footnotes to the Supplemental Segment Data table and the non-GAAP reconciliations of adjusted EBITDA and adjusted diluted earnings per share attributable to common stock below.

OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, project timing, execution challenges and other factors have impacted the company’s historical results, and may impact Quanta’s future financial results. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to properly align these uncertainties with the backlog the company is executing on and the opportunities expected to materialize during 2018. The following forward-looking statements are based on current expectations, and actual results may differ materially.

Prior to the company’s conference call, management will post a summary of updated 2018 guidance expectations with additional commentary in the “Investors & Media” section of Quanta’s website at http://investors.quantaservices.com. Quanta now expects revenues to range between $10.95 billion and $11.05 billion, net income attributable to common stock to range between $347.6 million and $363.1 million, and diluted earnings per share attributable to common stock to be between $2.25 and $2.35. Quanta expects adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) to range between $2.70 and $2.80, EBITDA (a non-GAAP measure) to now be between $813.0 million and $838.2 million, and adjusted EBITDA (a non-GAAP measure) to now be between $878.6 million and $903.8 million. See the tables below for reconciliations of estimated adjusted diluted earnings per share attributable to common stock to estimated GAAP diluted earnings per share attributable to common stock for the full-year 2018 and estimated EBITDA and estimated adjusted EBITDA to estimated GAAP net income attributable to common stock for the full-year 2018.

NON-GAAP FINANCIAL MEASURES

The non-GAAP measures in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, results prepared in conformity with United States generally accepted accounting principles (GAAP).

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CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on November 1, 2018, which will also be broadcast live over the Internet. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services Third Quarter Earnings Conference Call or visit the Investors and Media section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the company’s website and a telephonic replay will be available through November 8, 2018 by dialing 1-877-660-6853 and referencing the conference ID 13684040. For more information, please contact Kip Rupp, Vice President - Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering infrastructure solutions for the electric power, oil and gas and communications industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Latin America, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while we announce material financial information and make other public disclosures of information regarding Quanta through SEC filings, press releases and public conference calls, we also utilize social media to communicate this information. It is possible that the information we post on social media could be deemed material. Accordingly, we encourage investors, the media and others interested in our company to follow Quanta, and review the information we post, on the social media channels listed on our website in the Investors & Media section.

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Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, EBITDA, weighted average shares outstanding, margins, capital expenditures, tax rates and other operating or financial results; expectations regarding Quanta’s business or financial outlook; growth, trends or opportunities in particular markets; projected or expected realization of performance obligations and backlog; the potential benefits from acquisitions or investments; the expected financial and operational performance of acquired businesses; the future demand for and availability of labor resources in the industries Quanta serves; future capital allocation initiatives, including the amount, timing and strategies with respect to any future stock repurchases; the ability to deliver increased value and return capital to stockholders; the strategic use of Quanta’s balance sheet; the expected value of contracts or intended contracts with customers; the scope, services, term and results of any projects awarded or expected to be awarded for services to be provided by Quanta; the anticipated commencement and completion dates for any projects awarded; the development of larger electric transmission and oil and natural gas pipeline projects and the level of oil, natural gas and natural gas liquids prices and their impact on Quanta’s business or the demand for Quanta’s services; the impact of existing or potential legislation or regulation, including the Tax Cuts and Jobs Act of 2017; potential opportunities that may be indicated by bidding activity or discussions with customers; the expected outcome of pending and threatened litigation; beliefs and assumptions about the collectability of receivables; the business plans or financial condition of Quanta’s customers; possible recovery on pending or contemplated change orders or affirmative claims against customers or third parties; Quanta’s plans and strategies; and the current economic and regulatory conditions and trends in the industries Quanta serves; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by known and unknown risks and uncertainties that are difficult to predict or beyond Quanta’s control, including, among others, market conditions; the effects of industry, economic, financial or political conditions outside of the control of Quanta, including weakness in capital markets; quarterly variations in operating results; trends and growth opportunities in relevant markets; delays, reductions in scope or cancellations of anticipated, pending or existing projects, including as a result of weather, regulatory or permitting issues, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges or customers’ capital constraints; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts, including the ability to obtain future project awards; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third party contractors; the ability to attract and the potential shortage of skilled labor; the ability to retain key personnel and qualified employees; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to revenue recognition; adverse weather; the ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; the effect of natural gas, natural gas liquids and oil prices on Quanta’s operations and growth opportunities and on customer capital programs and demand for Quanta’s services; the future development of natural resources; the failure of existing or potential legislative actions to result in demand for Quanta’s services; unexpected costs or liabilities that may arise from pending or threatened litigation, indemnity obligations or other claims or actions asserted against Quanta, including liabilities for claims, fines or penalties that are not covered by third-party insurance; the outcome of pending or threatened litigation; risks relating to the potential unavailability or cancellation of third-party insurance, the exclusion of coverage for certain losses, and potential increases in premiums for coverage deemed beneficial to Quanta; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability and/or harm to its reputation for acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the inability or refusal of customers to pay for services, including failure to collect outstanding receivables; the failure to recover on payment claims against project owners or third party contractors or to obtain adequate compensation for customer-requested change orders; the failure of Quanta’s customers to comply with regulatory requirements applicable to their projects, which may result in project delays and cancellations; budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations; estimates and assumptions in determining financial results, performance obligations and backlog; the ability to successfully complete performance obligations or realize backlog; risks associated with operating in international markets, including instability of foreign governments, currency fluctuations, tax and investment strategies, and compliance with foreign legal systems and cultural practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws; the ability to successfully identify, complete, integrate and realize synergies from acquisitions; the potential adverse impact resulting from uncertainty surrounding investments and acquisitions, including the ability to retain key personnel from acquired businesses, the potential increase in risks already existing in Quanta’s operations and poor performance or decline in value of Quanta’s investments in infrastructure assets; the adverse impact of impairments of goodwill, receivables, property and equipment and other intangible assets or investments; growth outpacing Quanta’s decentralized management and infrastructure; requirements relating to governmental regulation and changes thereto; inability to enforce Quanta’s intellectual property rights or the obsolescence of such rights; risks related to the implementation of new information technology solutions; the impact of a unionized workforce on operations, including labor stoppages or interruptions due to strikes or lockouts; potential liabilities and other adverse effects arising from cybersecurity, environmental and occupational health and safety matters; the cost of borrowing, availability of cash and credit, fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investing activities; fluctuations of prices of certain materials used in Quanta’s business, including any increase in prices as a result of the imposition of tariffs on such materials; the ability to access sufficient funding to finance desired growth and operations; the ability to obtain performance bonds; the ability to continue to meet certain regulatory requirements applicable to Quanta and its subsidiaries; rapid technological and other structural changes that could reduce the demand for Quanta’s services; new or changed tax laws, treaties or regulations; increased costs associated with regulatory changes, including labor costs or healthcare costs arising from healthcare reform legislation and other governmental action; significant fluctuations in foreign currency exchange rates; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended Dec. 31, 2017, Quarterly Reports on Form 10-Q for the quarters ended Mar. 31, 2018 and June 30, 2018 and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2018 and 2017

(In thousands, except per share information)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$2,985,281	$2,609,307	$8,059,205	$6,987,851
Cost of services (including depreciation)	2,559,451	2,258,676	6,998,956	6,068,867

Gross profit	425,830	350,631	1,060,249	918,984
Selling, general and administrative expenses	224,040	201,224	645,566	571,656
Amortization of intangible assets	10,623	8,979	31,535	22,035
Change in fair value of contingent consideration liabilities	(1,394)	—	(7,673)	—

Operating income	192,561	140,428	390,821	325,293
Interest expense	(9,219)	(6,058)	(25,175)	(14,294)
Interest income	322	196	1,128	647
Other income (expense), net	(15,498)	(2,371)	(37,899)	(3,814)

Income before income taxes	168,166	132,195	328,875	307,832
Provision for income taxes	43,267	42,346	90,659	105,183

Net income	124,899	89,849	238,216	202,649
Less: Net income attributable to non-controlling interests	348	536	1,686	1,232

Net income attributable to common stock	$124,551	$89,313	$236,530	$201,417

Earnings per share attributable to common stock:
Basic	$0.82	$0.57	$1.54	$1.29

Diluted	$0.81	$0.56	$1.52	$1.28

Shares used in computing earnings per share:
Weighted average basic shares outstanding	152,562	157,484	154,087	155,796

Weighted average diluted shares outstanding	153,687	158,620	155,198	156,793

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$113,524	$138,285
Accounts receivable, net	2,291,608	1,985,077
Contract assets	680,006	497,292
Inventories	94,670	80,890
Prepaid expenses and other current assets	198,314	168,363

Total current assets	3,378,122	2,869,907
PROPERTY AND EQUIPMENT, net	1,350,894	1,288,602
OTHER ASSETS, net	265,608	189,866
OTHER INTANGIBLE ASSETS, net	284,411	263,179
GOODWILL	1,912,139	1,868,600

Total assets	$7,191,174	$6,480,154

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term debt	$22,811	$1,220
Accounts payable and accrued expenses	1,340,882	1,057,460
Contract liabilities	452,491	433,387

Total current liabilities	1,816,184	1,492,067
LONG-TERM DEBT AND NOTES PAYABLE, net of current maturities	952,886	670,721
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	597,870	521,737

Total liabilities	3,366,940	2,684,525

TOTAL STOCKHOLDERS’ EQUITY	3,822,818	3,791,571
NON-CONTROLLING INTERESTS	1,416	4,058

TOTAL EQUITY	3,824,234	3,795,629

Total liabilities and equity	$7,191,174	$6,480,154

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Nine Months Ended September 30, 2018 and 2017 (In thousands, except percentages) (Unaudited)

Segment Results

Quanta reports its results under two reportable segments: (1) Electric Power Infrastructure Services and (2) Oil and Gas Infrastructure Services, as set forth below.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018		2017
Revenues:
Electric Power Infrastructure Services	$1,617,736	54.2%	$1,504,752	57.7%	$4,756,416	59.0%	$4,024,983	57.6%
Oil and Gas Infrastructure Services	1,367,545	45.8	1,104,555	42.3	3,302,789	41.0	2,962,868	42.4

Consolidated revenues	$2,985,281	100.0%	$2,609,307	100.0%	$8,059,205	100.0%	$6,987,851	100.0%

Operating income (loss):
Electric Power Infrastructure Services	$179,181	11.1%	$150,054	10.0%	$466,087	9.8%	$362,769	9.0%
Oil and Gas Infrastructure Services (a)	96,067	7.0	58,508	5.3	149,953	4.5	165,076	5.6
Corporate and Non-Allocated Costs (b)	(82,687)	N/A	(68,134)	N/A	(225,219)	N/A	(202,552)	N/A

Consolidated operating income	$192,561	6.5%	$140,428	5.4%	$390,821	4.8%	$325,293	4.7%

(a)

Included in operating income for the Oil and Gas Infrastructure Services segment for the nine months ended September 30, 2018 was the impact of a $3.3 million charge to expense associated with the exchange of a construction barge for an industrial property and $1.3 million in severance and restructuring costs related to the closure of certain operations. Included in the nine months ended September 30, 2017 was a $1.9 million charge to expense associated with the planned sale of the construction barge that was not consummated.

(b)

Included in the three and nine months ended September 30, 2018 were $6.9 million and $16.2 million of acquisition and integration costs. Also included in the three and nine months ended September 30, 2018 were $1.4 million and $7.7 million of decreases in fair value of contingent consideration liabilities. Included in the three and nine months ended September 30, 2017 were $4.3 million and $9.0 million of acquisition and integration costs. Additionally, included in the nine months ended September 30, 2017 were attorneys’ fees and related expenses of approximately $4.2 million associated with certain litigation that was resolved in the first quarter of 2017 and a $2.4 million charitable contribution made in connection with the formation and funding of a non-profit line school.

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Quanta Services, Inc. and Subsidiaries Supplemental Data For the Three and Nine Months Ended September 30, 2018 and 2017 (In millions) (Unaudited)

Performance Obligations and Backlog (a non-GAAP measure)

A performance obligation is a promise in a contract with a customer to transfer a distinct good or service. Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders for fixed price contracts not yet completed or for which work has not yet begun. For purposes of calculating remaining performance obligations, Quanta includes all estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to occur and revenues from change orders to the extent management believes additional contract revenues will be earned and are deemed probable of collection.

Quanta has also historically disclosed its backlog, and while backlog is not a defined term under United States generally accepted accounting principles (GAAP), it is a common measurement used in Quanta’s industry. Quanta also believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. Quanta’s remaining performance obligations, as described above, are a component of Quanta’s backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and non-fixed price contracts expected to be completed within one year. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to its backlog by reportable segment (a non-GAAP measure) as of September 30, 2018, along with estimates of amounts expected to be realized within 12 months of September 30, 2018:

	September 30, 2018
	12 Month	Total
Electric Power Infrastructure Services
Remaining performance obligations	$2,099.1	$3,074.1
Estimated orders under MSAs and short-term, non-fixed price contracts	2,129.0	4,842.7

Backlog	4,228.1	7,916.8

Oil and Gas Infrastructure Services
Remaining performance obligations	1,993.2	2,217.9
Estimated orders under MSAs and short-term, non-fixed price contracts	1,262.9	2,080.2

Backlog	3,256.1	4,298.1

Total
Remaining performance obligations	4,092.3	5,292.0
Estimated orders under MSAs and short-term, non-fixed price contracts	3,391.9	6,922.9

Backlog	$7,484.2	$12,214.9

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The following table presents Quanta’s backlog by reportable segment as of September 30, 2018, December 31, 2017 and September 30, 2017, along with an estimate of the backlog amounts expected to be realized within 12 months of each balance sheet date:

	Backlog (a non-GAAP measure) as of
	September 30, 2018		December 31, 2017		September 30, 2017
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Services	$4,228.1	$7,916.8	$4,032.4	$7,359.2	$3,907.2	$6,641.4
Oil and Gas Infrastructure Services	3,256.1	4,298.1	2,413.8	3,818.5	2,283.4	3,904.9

Total	$7,484.2	$12,214.9	$6,446.2	$11,177.7	$6,190.6	$10,546.3

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Nine Months Ended

September 30, 2018 and 2017

(In thousands, except per share information)

(Unaudited)

The non-GAAP measure of adjusted diluted earnings per share attributable to common stock, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity, (iv) severance and restructuring costs and asset impairment charges can vary from period to period depending on economic and other factors; (v) changes in fair value of contingent consideration liabilities vary from period to period depending on financial performance of certain acquired businesses; (vi) adjustments related to the Tax Cuts and Jobs Act of 2017 could occur throughout 2018 and vary period to period depending on further analysis and as more information becomes available; (vii) income tax contingency releases vary period to period depending on the level of reserves for uncertain tax positions and the expiration dates under various federal and state tax statute of limitations periods; and (viii) items related to entity restructuring and recapitalization efforts are not regularly recurring items. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

See the table on the following page.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Nine Months Ended

September 30, 2018 and 2017

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$124,551	$89,313	$236,530	$201,417
Adjustments:
Acquisition and integration costs	6,882	4,299	16,185	9,044
Severance and restructuring costs (a)	—	—	1,326	—
Asset impairment charges (b)	—	—	3,283	1,893
Change in fair value of contingent consideration liabilities	(1,394)	—	(7,673)	—
Impact of Tax Cuts and Jobs Act (c)	(5,039)	—	(5,039)	—
Impact of income tax contingency release (d)	(5,941)	(5,470)	(5,941)	(5,470)
Income tax impact related to entity restructuring and recapitalization efforts (e)	1,842	—	1,842	—
Income tax impact of adjustments (f)	(2,561)	(1,387)	(5,758)	(3,795)

Adjusted net income attributable to common stock before certain non-cash adjustments	118,340	86,755	234,755	203,089
Non-cash stock-based compensation	11,631	10,929	39,803	34,352
Amortization of intangible assets	10,623	8,979	31,535	22,035
Income tax impact of non-cash adjustments (f)	(5,820)	(7,300)	(18,650)	(20,647)

Adjusted net income attributable to common stock	$134,774	$99,363	$287,443	$238,829

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share	153,687	158,620	155,198	156,793

Earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock (g)	$0.81	$0.56	$1.52	$1.28

Adjusted diluted earnings per share attributable to common stock (g)	$0.88	$0.63	$1.85	$1.52

See notes on the following page.

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Quanta Services, Inc. and Subsidiaries
Notes to Reconciliation of

Non-GAAP Financial Measures
Adjusted Diluted Earnings Per Share

Attributable to Common Stock
For the Three and Nine Months Ended
September 30, 2018 and 2017
(Unaudited)

(a)

The amount for the nine months ended September 30, 2018 reflects the elimination of severance and restructuring costs related to the closure of certain operations within Quanta’s Oil and Gas Infrastructure Services segment.

(b)

The amount for the nine months ended September 30, 2018 reflects the elimination of a charge associated with the exchange of a construction barge for an industrial property. The amount for the nine months ended September 30, 2017 reflects the elimination of a previous charge associated with a planned sale of the construction barge that was not consummated. Although this charge was disclosed in connection with the 2017 second quarter results, it was not reflected as an adjustment to GAAP reported results. It is now reflected as an adjustment to be comparable to the current period presentation. These charges relate to Quanta’s Oil and Gas Infrastructure Services segment.

(c)

The amount for the three and nine months ended September 30, 2018 reflects the elimination of the adjustment to our provisional estimate recorded related to the impact of the Tax Cuts and Jobs Act of 2017. The adjustment primarily relates to refinements of Quanta’s prior estimates and assumptions in connection with filing its 2017 income tax returns.

(d)	The amounts reflect releases of tax contingencies upon expiration of certain tax statute of limitations periods during the third quarters of 2018 and 2017.
(e)	The amount for the three and nine months ended September 30, 2018 reflects the elimination of income tax impacts related to entity restructuring and recapitalization efforts.
(f)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(g)

Both diluted and adjusted diluted earnings per share attributable to common stock for the nine months ended September 30, 2017 were impacted by attorneys’ fees and related expenses of approximately $4.2 million ($2.7 million net of tax), or $0.02 per share, associated with certain litigation that was resolved in the first quarter of 2017. Additionally, both diluted and adjusted diluted earnings per share attributable to common stock for the nine months ended September 30, 2017 were impacted by a $2.4 million charitable contribution made in connection with the formation and funding of a non-profit line school.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITA, EBITDA and Adjusted EBITDA

For the Three and Nine Months Ended

September 30, 2018 and 2017

(In thousands)

(Unaudited)

The following table presents the non-GAAP financial measures of EBITA, EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2018 and 2017, which, when used in connection with net income attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITA is defined as earnings before interest, taxes, amortization and equity in (earnings) losses of unconsolidated affiliates. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity in (earnings) losses of unconsolidated affiliates, and Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, equity in (earnings) losses of unconsolidated affiliates and certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (ii) equity in (earnings) losses of unconsolidated affiliates can vary from period to period depending on the activity and financial performance of unconsolidated affiliates, including deferral of a portion of the earnings on a large construction contract performed by Quanta for an affiliate in which Quanta has an equity interest; (iii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (iv) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity; (v) severance and restructuring costs and asset impairment charges can vary from period to period depending on economic and other factors; and (vi) changes in fair value of contingent consideration liabilities vary from period to period depending on financial performance of certain acquired businesses. Because EBITA, EBITDA and Adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income attributable to common stock (GAAP as reported)	$124,551	$89,313	$236,530	$201,417
Interest expense	9,219	6,058	25,175	14,294
Interest income	(322)	(196)	(1,128)	(647)
Provision for income taxes	43,267	42,346	90,659	105,183
Amortization of intangible assets	10,623	8,979	31,535	22,035
Equity in (earnings) losses of unconsolidated affiliates	17,835	2,755	42,976	5,506

EBITA	205,173	149,255	425,747	347,788
Depreciation expense	51,543	48,426	150,296	135,769

EBITDA	256,716	197,681	576,043	483,557
Non-cash stock-based compensation	11,631	10,929	39,803	34,352
Acquisition and integration costs	6,882	4,299	16,185	9,044
Severance and restructuring costs (a)	—	—	1,326	—
Asset impairment charges (b)	—	—	3,283	1,893
Change in fair value of contingent consideration liabilities	(1,394)	—	(7,673)	—

Adjusted EBITDA	$273,835	$212,909	$628,967	$528,846

See notes on the following page.

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Quanta Services, Inc. and Subsidiaries

Notes to Reconciliation of

Non-GAAP Financial Measures

EBITA, EBITDA and Adjusted EBITDA

For the Three and Nine Months Ended

September 30, 2018 and 2017

(Unaudited)

(a)

The amount for the nine months ended September 30, 2018 reflects the elimination of severance and restructuring costs primarily related to the closure of certain operations within Quanta’s Oil and Gas Infrastructure Services segment.

(b)

The amount for the nine months ended September 30, 2018 reflects the elimination of a charge associated with the exchange of a construction barge for an industrial property. The amount for the nine months ended September 30, 2017 reflects the elimination of a previous charge associated with a planned sale of the construction barge that was not consummated. Although this charge was disclosed in connection with the 2017 second quarter results, it was not reflected as an adjustment to EBITDA. It is now reflected as an adjustment to be comparable to the current period presentation. These charges relate to Quanta’s Oil and Gas Infrastructure Services segment.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Free (Negative Free) Cash Flow

and Other Non-GAAP Definitions

For the Three and Nine Months Ended

September 30, 2018 and 2017

(In thousands)

(Unaudited)

Free (Negative Free) Cash Flow (a non-GAAP measure):

The non-GAAP measure of free (negative free) cash flow, when used in connection with net cash provided by (used in) operating activities, is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free (negative free) cash flow is defined as net cash provided by (used in) operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from sale of property and equipment and proceeds from insurance settlements related to property and equipment. Management believes that free (negative free) cash flow provides useful information to Quanta’s investors because free (negative free) cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses free (negative free) cash flow for capital allocation purposes as it is viewed as a measure of cash available to pay debt, acquire businesses, repurchase common stock and transact other investing and financing activities. The most comparable GAAP financial measure, net cash provided by (used in) operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$39,104	$173,567	$221,617	$174,696
Less: Net capital expenditures:
Capital expenditures	(74,144)	(62,997)	(222,735)	(168,278)
Proceeds from sale of property and equipment	5,642	4,080	18,635	16,424
Proceeds from insurance settlements related to property and equipment	145	136	510	733

Net capital expenditures	(68,357)	(58,781)	(203,590)	(151,121)

Free (Negative Free) Cash Flow	$(29,253)	$114,786	$18,027	$23,575

Other Non-GAAP Definitions:

Definition of Days Sales Outstanding:

Days Sales Outstanding is calculated by using the sum of current accounts receivable, net of allowance (which includes retainage and unbilled balances), plus contract assets, less contract liabilities, and divided by average revenues per day during the quarter.

Definition of Total Liquidity:

Total liquidity includes Quanta’s cash and cash equivalents and availability under Quanta’s senior secured credit facility.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2018

(In thousands, except per share information)

(Unaudited)

The non-GAAP measure of adjusted diluted earnings per share attributable to common stock, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity; (iv) severance and restructuring costs and asset impairment charges can vary from period to period depending on economic and other factors; (v) changes in fair value of contingent consideration liabilities vary from period to period depending on financial performance of certain acquired businesses; (vi) adjustments related to the Tax Cuts and Jobs Act of 2017 could occur throughout 2018 and vary period to period depending on further analysis and as more information becomes available; (vii) income tax contingency releases vary period to period depending on the level of reserves for uncertain tax positions and the expiration dates under various federal and state tax statute of limitations periods; and (viii) items related to entity restructuring and recapitalization efforts are not regularly recurring items. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures are included below.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2018

(In thousands, except per share information)

(Unaudited)

	Estimated Range
	Full Year Ending December 31, 2018
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$347,600	$363,100
Acquisition and integration costs	16,300	16,300
Severance and restructuring costs (a)	1,300	1,300
Asset impairment charges (b)	3,300	3,300
Change in fair value of contingent consideration liabilities	(7,700)	(7,700)
Impact of Tax Cuts and Jobs Act (c)	(5,000)	(5,000)
Impact of income tax contingency release (d)	(5,900)	(5,900)
Income tax impact related to entity restructuring and recapitalization efforts (e)	1,800	1,800
Income tax impact of adjustments (f)	(5,900)	(5,900)

Adjusted net income attributable to common stock before certain non-cash adjustments	345,800	361,300
Non-cash stock-based compensation	52,400	52,400
Amortization of intangible assets	43,800	43,800
Income tax impact of non-cash adjustments (f)	(25,000)	(25,000)

Estimated adjusted net income attributable to common stock	$417,000	$432,500

Estimated weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share	154,200	154,200

Estimated diluted earnings per share attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock:
Estimated diluted earnings per share attributable to common stock	$2.25	$2.35

Estimated adjusted diluted earnings per share attributable to common stock	$2.70	$2.80

(a)	The amount reflects the elimination of severance and restructuring costs related to the closure of certain operations within Quanta’s Oil and Gas Infrastructure Services segment.
(b)	The amount reflects the elimination of a charge related to the exchange of a construction barge for an industrial property within Quanta’s Oil and Gas Infrastructure Services segment.
(c)

The amount reflects the elimination of the adjustment to our provisional estimate recorded related to the Tax Cuts and Jobs Act of 2017. The adjustment primarily relates to refinements of Quanta’s prior estimates and assumptions in connection with filing its 2017 income tax returns.

(d)	The amounts reflect releases of tax contingencies upon expiration of certain tax statute of limitations periods.
(e)	The amounts reflect the elimination of income tax impacts related to entity restructuring and recapitalization efforts.
(f)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITA, EBITDA and Adjusted EBITDA For the Full Year 2018 (In thousands) (Unaudited)

The following table presents the non-GAAP financial measures of estimated EBITA, EBITDA and Adjusted EBITDA, which, when used in connection with estimated net income attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITA is defined as earnings before interest, taxes, amortization and equity in (earnings) losses of unconsolidated affiliates. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity in (earnings) losses of unconsolidated affiliates, and Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, equity in (earnings) losses of unconsolidated affiliates and certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (ii) equity in (earnings) losses of unconsolidated affiliates can vary from period to period depending on the activity and financial performance of unconsolidated affiliates, including deferral of a portion of the earnings on a large construction contract performed by Quanta for an affiliate in which Quanta has an equity interest; (iii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (iv) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity; (v) severance and restructuring costs and asset impairment charges can vary from period to period depending on economic and other factors; and (vi) changes in fair value of contingent consideration liabilities vary from period to period depending on financial performance of certain acquired businesses. Because EBITA, EBITDA and Adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2018
Net income attributable to common stock (as defined by GAAP)	$347,600	$363,100
Interest expense	34,300	34,300
Interest income	(1,300)	(1,300)
Provision for income taxes	137,300	145,000
Amortization of intangible assets	43,800	43,800
Equity in (earnings) losses of unconsolidated affiliates	48,000	50,000

EBITA	$609,700	$634,900
Depreciation expense	203,300	203,300

EBITDA	$813,000	$838,200
Non-cash stock-based compensation	52,400	52,400
Acquisition and integration costs	16,300	16,300
Severance and restructuring costs (a)	1,300	1,300
Asset impairment charges (b)	3,300	3,300
Change in fair value of contingent consideration liabilities	(7,700)	(7,700)

Adjusted EBITDA	$878,600	$903,800

(a)	The amount reflects the elimination of severance and restructuring costs primarily related to the closure of certain operations within Quanta’s Oil and Gas Infrastructure Services segment.
(b)	The amount reflects the elimination of a charge related to the exchange of a construction barge for an industrial property within Quanta’s Oil and Gas Infrastructure Services segment.

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